EXHIBIT 99.1

BOULDER, CO – October 1, 2015 – Surna, Inc. (OTCQB: SRNA), a technology company that engineers state-of-the art equipment for controlled environment agriculture with special expertise in cannabis cultivation, today released the following Letter to Shareholders from its new Chief Executive officer, Stephen Keen:

As you may have read, I was recently elected by the Board of Directors to act as President and CEO of Surna, Inc., and I would like to take a few moments of your time to introduce myself. Along with the rest of our company (over 40 strong now!), I thank you for your continued support and I’m looking forward to guiding our company as it continues to grow and mature.

I’m excited about the incredible opportunity that Surna has to be the leading supplier for cannabis cultivation equipment. We have, in my view, an extraordinary team that’s heavily focused on research and development and commercializing our innovative products.

Moving forward, my primary focus as CEO will be profitability, and I believe we have developed a strong and clear path to profitability that includes: increasing gross margins by reducing manufacturing costs and overhead, monetizing service components, continuing to command a premium price for a premium product, and increasing sales through continued focus on existing products and productizing R & D efforts. I expect that positive cash flow will afford us better and stronger financing options in the future, which will allow us to fund our tremendous growth at a substantially lower cost of capital. We are making significant progress on all fronts, which I’ll elaborate on below.

Our ultimate goal as a company is to create, either directly or through joint venture, every technology product needed for a high-quality and efficient cultivation facility. In part, we would like to achieve this goal through commercialization of products—many of which I helped design in my previous role as VP of R&D—such as the Surna Reflector, a liquid-cooled full spectrum LED technology, full spectrum HID lighting, cannabis drying machines, air sanitizing technology, cultivation automation controls, and our very exciting hybrid building design. Once fully developed, we intend to offer each product either individually through multiple outlets or as a complete building package. These planned future products, of course, Are intended to be in addition to and compatible with our cornerstone climate control products.

To highlight what may be the most significant technology we have developed to date, I wanted to speak briefly about the hybrid building design. We call it a hybrid design because it marries the two best attributes of both indoor and greenhouse cultivation to yield a completely controlled environment that uses the sun as its primary source of light. Thus, we anticipate higher yields, quality, and control but with an energy footprint that is substantially lower than typical indoor cultivation facilities. We plan to further increase the energy efficiency by incorporating full spectrum LED light for supplemental lighting and a hybrid cooling design which will mix evaporative cooling and mechanical cooling to create an ideal environment while saving as much energy as possible. In addition, we plan to seal the grow spaces to the outside environment, eliminating external contamination, allowing for water reclamation (extremely important in all types of cultivation), and CO2 supplementation for increased productivity.

Over the last year, we’ve utilized the various talents of our entire engineering team to create the hybrid design packet and have filed a patent application on some of the technology created for it. The hybrid building design has been reviewed and approved by third party architects, structural engineers, Mechanical, Electrical, and Plumbing (MEP) services, and it is ready for permitting by the customer. We plan to offer the hybrid building as a kit with the exterior shell being supplied by a national building supplier. Construction can then be done by our preferred national builder or by a local builder using our plan set. We are currently in preliminary discussions with several potential customers for a Beta facility. Adding to the excitement about this project, nine mechanical engineering students from the University of Colorado at Boulder will be earning course credit for their work creating a scale model of the building and empirically testing our thermal performance calculations as part of their Senior Design Project (all in collaboration with some of Surna’s own engineers). Thus, we couldn’t be more thrilled about the progress of the hybrid building.

Our newest current technology, for which we are now accepting pre-orders, and a model of which is on display in our atrium, is our Surna Reflector. The Surna Reflector, designed specifically for double ended or ceramic High Intensity Discharge lighting (or “HID”), comes in three configurations—liquid-cooled, air-cooled, and vented—and can be integrated with our climate control technology or installed á la carte in any facility. The Surna Reflector contains patent-pending technology that allows for the production of 9% more usable light per watt of power consumed, with no change to the bulb or ballast. What this means is a potential for 9% more production in a cultivation facility with no additional energy costs—which, according to our calculations at current cannabis pricing and average yields, can mean up to $3,600 in additional revenue per light per year for cultivators. Additionally, we calculate that adding the water-cooling feature can reduce cooling energy costs by as much as 75% depending on how it is utilized and geographic location of the grow because our energy-efficient design allows for heat equivalent to 1,000 watts to be removed from the cultivation space using only 30 watts of fan power. With those numbers, I believe there is simply no other cannabis cultivation system commercially available that is superior to the liquid-cooled Reflector in efficiency for heat removal. Even at a premium price point, all versions of the Reflector have the potential for a payback period of just over three months making our reflector what we think is a very logical choice for any cultivator. Based on our research, reflector sales in the industry are estimated to be between 80,000 and 100,000 units per month. In a market of that size, even a 5% market capture could be a game changer.

As for existing product lines, we aim to continue to grow our engineering services revenue in parallel with our cornerstone products. We have recently partnered with a nationally known manufacturer of refrigeration equipment to provide components for our light commercial products, those items which are currently built in house, and to manufacture a Surna-specific line of products for our heavier commercial projects, dramatically reducing the stress on our internal manufacturing infrastructure and allowing us to continue to grow without a significant increase in overhead. Our increased buying power recently enabled us to secure a cost reduction of up to 40% for certain components.

Surna will no longer offer custom installation services; instead we are partnering with local installers with whom we will work closely to ensure successful installations, again bolstering gross margins and reducing overhead. We are able to partner with local installers due to a more robust engineering package and heavier engineering involvement throughout the installation process. Replacing our installation services with engineering services promotes on-time, on-budget installations and gives Surna an additional revenue stream. These engineering services are offered to our customers by the hour or by the project to help with any design related to the cultivation facility and are proving to be extremely useful to the customer and increasingly profitable for our company.

Surna’s cornerstone intellectual property was acquired in 2014 through the purchase of Hydro Innovations, a company that my wife, Brandy, and I cofounded in 2007. We knew the market had enormous potential at the time and we have been happily surprised by the industry’s growth. This is our eighth year in this industry, inventing and manufacturing products specifically for indoor cultivation, and we’ve seen cooling systems averaging two to five tons grow to cooling systems averaging 200-500 tons in what feels like the blink of an eye. These are very exciting times and we believe the business is ours to lose; all we have to do is execute.

As many of you are aware, Brandy serves as our VP of Sales and in that role has played a significant part in driving the revenue growth of our company. For those of you who are interested, we are happily married with two sons—Corbin, age 6, and Eli, 3 months old. We relocated to Colorado from Texas in 2012, and are in love with the Boulder area and with the business we are in. Brandy and I are the largest shareholders in the company and we’re both incredibly committed to the success of Surna. When we initially acquired the stock, we gifted 1.75 million restricted shares to family and friends who have supported us through the years in this industry. Since then, we’ve sold less than two percent of our holdings in private transactions since acquiring the shares 18 months ago. In addition, I requested that my pay not be raised from my VP salary despite the promotion to CEO, as I strongly believe that Surna’s success is my success, and I prefer to utilize cash resources growing the company.

I would also like to publicly thank our former CEO, Tom Bollich, for his return of 21 million shares to the Company after his resignation. Unfortunately, serving the cannabis industry seems to limit the pool of potential investors willing to put money in to our company, so our dilution and available financing terms aren’t as desirable as we would like; we hope that the retirement of those shares will offset some of the fundraising we undertake to fuel Surna’s growth. Any way you look at it, the retirement of those shares (17% of the then outstanding) was very beneficial to the company and its thousands of shareholders. Tom wants the company to succeed, and it was a great gesture from him on his way out of the company.

In conclusion, I just want to say thank you to all of our customers, supporters, investors, and shareholders. Your financial faith in us has given us access to funding and enabled us to stay dedicated to creating these revolutionary products and bringing them to market. Without your investment, Surna would be a moderately successful mechanical cooling company with some amazing ideas but little ability to productize them. Instead, with your help, we foresee our technologies leaving a lasting footprint on the industry—securing our future as a company and helping to shape the future of the industry as a whole. We appreciate your willingness to join in our efforts and assure you that we will work tirelessly to get you the utmost value in return.

Warm regards,

Stephen Keen

About Surna:

Surna, Inc. (www.surna.com) develops innovative technologies and products to monitor, control and address the energy and resource intensive nature of indoor cannabis cultivation. Currently, the Company’s revenue stream is based on its main product offerings – supplying industrial technology and products to commercial indoor cannabis grow facilities.

Headquartered in Boulder, CO, Surna’s diverse engineering team is tasked with creating novel energy and resource efficient solutions, including the Company’s signature water-cooled climate control platform. The Company’s engineers continuously seek to create technology that solve the highly specific demands of the cannabis industry for temperature, humidity, light and process control.

Surna’s goal is to provide intelligent solutions to improve the quality, the control and the overall yield and efficiency of CEA. Though its clients do, the Company neither produces nor sells cannabis.

Safe Harbor Statement

This news release contains statements that involve expectations, plans or intentions (such as those relating to future business or financial results, new features, products or services, or management strategies) and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, such as economic, competitive, regulatory, and market conditions, so actual results may vary materially. You can identify these forward-looking statements by words such as “will,” “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan, “predict,” and other similar expressions. The company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Statement About Cannabis Markets

The use, possession, cultivation, and distribution of cannabis is prohibited by federal law. This includes medical and recreational cannabis. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities. Further, the landscape in the cannabis industry changes rapidly. What was the law last week is not the law today and what is the law today may not be the law next week. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that the cannabis industry is a high-risk investment. A change in the current laws or enforcement policy can negatively affect the status and operation of our business; require additional fees, stricter operational guidelines and unanticipated shut-downs.

At the Company

Tae Darnell

VP of Business Development

(303) 993-5271

tae@surna.com

Investor Relations

David Kugelman

Atlanta Capital Partners, LLC (404) 856-9157 (866) 692-6847 Toll Free - U.S. And Canada

David.kugelman@surna.com

Source: Surna, Inc.